Astec Industries, Inc.
News Release
1725 Shepherd Road  |  Chattanooga, TN  37421  |  Phone (423) 899-5898  |  Fax (423) 899-4456

ASTEC INDUSTRIES REPORTS FIRST QUARTER RESULTS

CHATTANOOGA, Tenn. (April 22, 2008) - Astec Industries, Inc. (Nasdaq:  ASTE) today reported results for their first quarter ended March 31, 2008.

Net income for the first quarter of 2008 was $0.78 per diluted share compared to $0.69 per diluted share for the first quarter of 2007 for a 13.0% increase.

Revenues for the first quarter of 2008 were $263.1 million compared with $215.6 million for the first quarter of 2007 for a 22.0% increase.  Domestic sales accounted for 64.8% and international sales for 35.2% of revenues during the first quarter of 2008 compared to 77.2% for domestic sales and 22.8% for international sales during the first quarter of 2007.  The Company reported net income of $17.5 million for the first quarter of 2008 compared to net income of $15.3 million for the first quarter of 2007 for an increase of 14.4%.  The Company’s backlog at March 31, 2008 was $263.0 million compared to $266.2 million at March 31, 2007 for a 1.2% decrease.

Consolidated financial statements for the first quarter ended March 31, 2008 and additional information related to segment revenues and profits are attached as addenda to this press release.

Commenting on the announcement, Dr. J. Don Brock, Chairman and Chief Executive Officer, stated, “We are pleased with earnings for the first quarter of 2008.  International sales increased 88.4% reflecting continuing strength in certain foreign markets and the success of our efforts to strengthen our position in those markets.  Domestic sales increased 2.5%.  Going forward, our primary focus will be to maintain or improve margins in this inflationary environment.”

Dr. Brock continued, “The backlog is down $3.2 million compared to March 2007, but this decrease is partially attributable to increased net sales of $47.5 million for the quarter.  Our manufacturing capabilities have increased during the last year and we are better positioned to handle additional orders.  ConExpo significantly impacted our expenses this quarter, but ConExpo was a very successful show with great interest and order activity.  There were 144,000 attendees of whom 28,000 were foreign visitors from 130 different countries.  Increased asphalt recycling continues to be an industry trend as the price of oil increases.  We offer the most complete line of equipment to remove, process and recycle old pavement significantly reducing our customers’ cost.”

Investor Conference Call and Web Simulcast

Astec will conduct a conference call on April 22, 2008, at 10:00 A.M. Eastern Time to review its first quarter results as well as current business conditions.  The number to call for this interactive teleconference is (877) 407-9210.  International callers should dial (201) 689-8049.   Please reference Astec Industries.

The company will also provide an online Web simulcast and rebroadcast of the conference call.  The live broadcast of Astec’s conference call will be available online at the Company’s website:  www.astecindustries.com/www/docs/100, Conference Calls Section.  An archived webcast will be available for 90 days at www.astecindustries.com.

A replay of the conference call will be available through midnight on Tuesday, April 29, 2008 by dialing (877) 660-6853, or (201) 612-7415 for international callers, Account #286, Conference ID# 282066.  A transcription of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 days after the call.

Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world’s infrastructure.  Astec’s manufacturing operations are divided into four business segments:  aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and underground boring, directional drilling and trenching equipment.  We also have a company engaged in the wood grinding and processing industry.

The information contained in this press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the Company’s financial performance for the upcoming quarters and future generally, the ability to maintain or improve margins, the strength of and growth in foreign markets, the ability to deliver backlog and additional orders, and, the increase in asphalt recycling and in sales of recycling equipment.  These forward-looking statements reflect management’s expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements.  These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated.  Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements.  Important factors that could cause future events or actual results to differ materially include: general uncertainty in the economy, downturns in the general economy or the commercial construction industry, cyclical nature of the commercial, construction industry and the customization of the equipment the Company sells,  increases in the price of oil or decreases in the availability of oil, increases in the price of raw materials, a failure to comply with covenants in the Company’s amended credit agreement, contingent liability for certain customer debt, rising interest rates, rising steel and steel component pricing, delayed or decreased funding for highway construction and maintenance, managing and expanding in international markets, the timing of large contracts, production capacity, general business conditions in the industry, demand for the Company’s products, seasonality of sales volumes, competitive activity and those other factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2007.

For Additional Information Contact:

J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com
or
F. McKamy Hall
Vice President and Chief Financial Officer
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail: mhall@astecindustries.com
or
Stephen C. Anderson
Director of Investor Relations & Corporate Secretary
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail: sanderson@astecindustries.com

Astec Industries, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	March 31,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$29,154	$57,120
Receivables, net	115,197	86,226
Inventories	219,028	164,725
Prepaid expenses and other	16,621	14,188
Total current assets	380,000	322,259
Property and equipment, net	142,817	117,720
Other assets	52,969	25,182
Total assets	$575,786	$465,161
Liabilities and shareholders' equity
Current liabilities
Accounts payable - trade	$62,807	$52,837
Other accrued liabilities	96,261	74,679
Total current liabilities	159,068	127,516
Other non-current liabilities	21,966	20,160
Minority interest in consolidated subsidiary	803	704
Total shareholders' equity	393,949	316,781
Total liabilities and shareholders' equity	$575,786	$465,161

Astec Industries, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Net sales	$263,072	$215,563
Cost of sales	196,852	161,190
Gross profit	66,220	54,373
Selling, general, administrative & engineering expenses	38,779	30,529
Income from operations	27,441	23,844
Interest expense	131	415
Other income, net of expenses	426	685
Income before income taxes and minority interest	27,736	24,114
Income taxes	10,160	8,746
Minority interest in earnings	57	34
Net income	$17,519	$15,334

Earnings per Common Share
Net income
Basic	$0.79	$0.71
Diluted	$0.78	$0.69

Weighted average common shares outstanding
Basic	22,237,100	21,644,097
Diluted	22,550,536	22,194,736

Astec Industries, Inc. and Subsidiaries
Segment Revenues and Profits
For the three months ended March 31, 2008 and 2007
(in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2008 Revenues	71,585	91,090	47,131	32,643	20,623	263,072
2007 Revenues	65,010	82,343	43,950	24,260	-	215,563
Change $	6,575	8,747	3,181	8,383	20,623	47,509
Change %	10.1%	10.6%	7.2%	34.6%	-	22.0%

2008 Gross Profit	19,606	23,157	12,592	7,103	3,762	66,220
2008 Gross Profit %	27.4%	25.4%	26.7%	21.8%	18.2%	25.2%
2007 Gross Profit (Loss)	17,927	20,879	10,182	5,395	(10)	54,373
2007 Gross Profit %	27.6%	25.4%	23.2%	22.2%	-	25.2%
Change	1,679	2,278	2,410	1,708	3,772	11,847

2008 Profit (Loss)	11,845	10,259	6,528	1,845	(12,725)	17,752
2007 Profit (Loss)	11,453	10,375	5,477	1,014	(13,110)	15,209
Change $	392	(116)	1,051	831	385	2,543
Change %	3.4%	(1.1%)	19.2%	82.0%	2.9%	16.7%

Segment revenues are reported net of intersegment revenues.  Segment gross profit is net of profit on intersegment revenues.  A reconciliation of total segment profits to the Company's consolidated net income is as follows:

	For the three months ended March 31,
	2008	2007
Total profit for all segments	$17,752	$15,209
Minority interest earnings of subsidiary	(57)	(34)
Recapture (elimination) of intersegment profit	(176)	159
Consolidated net income	$17,519	$15,334

Astec Industries, Inc. and Subsidiaries
Backlog by Segment
March 31, 2008 and 2007
(in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2008 Backlog	122,123	99,637	13,307	14,893	13,051	263,011
2007 Backlog	113,973	120,605	16,430	9,697	5,521	266,226
Change $	8,150	(20,968)	(3,123)	5,196	7,530	(3,215)
Change %	7.2%	(17.4%)	(19.0%)	53.6%	136.4%	(1.2%)